UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 6, 2020

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

5700 W. Plano Pkwy, Suite 3600
Plano, Texas 75093
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2020 Amazing Energy Oil and Gas, Co. (“Amazing” or the “Company”), for itself and on behalf of its subsidiaries, entered into a settlement agreement with Jed and Lesa Meisner (the “Meisners”) and their affiliated companies, related to several matters among the parties (the “Settlement”).

As a part of the settlement, Amazing will pay the Meisners and their affiliated companies the total sum of one million eight hundred thousand and no/100 dollars ($1,800,000.00) in two payments. The first payment, in the amount of one hundred seventy-five thousand and no/100 dollars ($175,000.00) was made on February 7, 2020. The second payment, in the amount of one million six hundred twenty-five thousand and no/100 dollars ($1,625,000.00) is due no later than February 21, 2020. The Meisners will also obtain title, from the Company, to a 2014 Ford Truck. The Company will also provide Jed Meisner with standard indemnities typically afforded departing officers and directors.

In exchange for the above, the Meisners, and their affiliated companies, will relinquish, to the Company: (1) all right title and interest in and to three (3) promissory notes, with combined principal balances totaling five million nine hundred thousand and no/100 dollars ($5,900,000.00) which are secured by deeds of trusts encumbering the Company’s leaseholds in Pecos County, Texas; (2) a total of fourteen million six hundred six thousand, six hundred forty nine (14,606,649) shares of the Company’s Common Stock held by them collectively; (3) all right, title and interest in and to any non-operating working interests in certain oil and gas wells currently operated by Jilpetco, Inc. (a wholly-owned subsidiary of the Company) on behalf of Petro Pro, Ltd. (a Meisner affiliated company). Furthermore, the Meisners, and their affiliated companies, will also forgo any options, warrants and rights to contingent earnings held by any of them.

Lastly, the Company, for itself and on behalf of its related entities, will release any and all potential claims they may have against the Meisners and their affiliated companies; and the Meisners, and their affiliated companies, will release any and all potential claims they may have against the Company and its related entities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2020, as a part of the Settlement, Jed Meisner resigned as a member of the Board of Directors of the Company. Mr. Meisner’s resignation is effective immediately.

Mr. Meisner has been provided with a copy of the disclosures made herein and is afforded the opportunity to provide the Company with written notice of any disagreements he has with respect to these disclosures. Any written notice the Company receives from Mr. Meisner, which disagrees with the disclosures made herein, will be filed as an exhibit to an amendment to this 8-K.

Section 7.01 Regulation FD Disclosure.

On February 10, 2020 the Company issued a Press Release regarding the departure of Mr. Meisner. A copy of the Press Release is attached hereto as Exhibit 99.1.

Exhibit No.	Document Description
99.1	Press Release: Amazing Energy Closes Financing and Announces Acquisition of Mississippi Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of February, 2020.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Will McAndrew III
Will McAndrew III, CEO